Exhibit (q)


                             JOHN HANCOCK FUNDS III

                                POWER OF ATTORNEY


      I do hereby constitute and appoint George Boyd, Marc Costantini, John J. Danello, Betsy Anne Seel, Gordon M. Shone, Bruce Speca, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorney, may deem necessary or advisable to enable John Hancock Funds III (the "Trust") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, any and all amendments (including post-effective amendments); and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.



NAME                     SIGNATURE                    TITLE      DATE
----                     ---------                    -----      ----


Charles L. Bardelis      /s/ Charles L. Bardelis      Trustee    *
Peter S. Burgess         /s/ Peter S. Burgess         Trustee    *
Elizabeth Cook           /s/ Elizabeth Cook           Trustee    *
William H. Cunningham    /s/ William H. Cunningham    Trustee    *
James Boyle              /s/ James Boyle              Trustee    *
Charles L. Ladner        /s/ Charles L. Ladner        Trustee    *
Hassell H. McClellan     /s/ Hassell H. McClellan     Trustee    *
James. M. Oates          /s/ James M. Oates           Trustee    *

*August 23, 2005